SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK
__________
FACSIMILE: (212) 558-3588 (125 Broad Street)
250 PARK AVENUE, NEW YORK 10177-0021
(212) 558-3792 (250 Park Avenue)
1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
8, PLACE VENDME, 75001 PARIS
ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
101 COLLINS STREET, MELBOURNE 3000
2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
NINE QUEEN'S ROAD, CENTRAL, HONG KONG

                                                               December 20, 1995




Seligman Henderson Global Fund Series, Inc.,
   100 Park Avenue,
      New York, New York  10017.

Dear Sirs:

     You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 2,580,962 shares of Capital Stock of your Seligman Henderson International Fund Class, $.001 par value (the "International Shares"), 8,782,316 shares of Capital Stock of your Seligman Henderson Global Smaller Companies Fund Class, $.001 par value (the "Global Smaller Companies Shares"), and 46,536,576 shares of Capital Stock of your Seligman Henderson Global Technology Fund Class, $.001 par value (the "Global Technology Shares").

     As your counsel, we are familiar with your organization and corporate status and validity of your Capital Stock.

     We advise you that, in our opinion, the Shares are legally and validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                               Very truly yours,
                                                             SULLIVAN & CROMWELL
                                                             -------------------
                                                             SULLIVAN & CROMWELL